SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  December 17, 2013

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

{W0752008.DOC/3}

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 17, 2013, the board of directors of Peoples State Bank (the “Bank”), the principal operating subsidiary of PSB Holdings, Inc. (“PSB”), approved amendments to its deferred compensation plans that apply to directors and certain management-level executives.

Executive Deferred Compensation Plan

For a number of years, the Bank has maintained a plan under which certain senior-management-level executives are permitted, under the terms of individual deferred compensation agreements, to elect to defer up to 20% of the executive’s annual base salary (and up to 70% of any bonus compensation paid to the executive), with a matching contribution made by the Bank in an amount equal to 20% of the amount deferred by the executive, up to a maximum of 3% of the executive’s base salary.  Matching contributions and interest accrued thereon is subject to a vesting schedule.  Deferred amounts and matching contributions are credited with interest (as further described below) and paid to the executive upon termination of employment.  During the period following an executive’s termination of service, the unpaid balance in the executive’s deferral account is credited with interest at a rate of 7% per annum.  Peter W. Knitt, who is the President and Chief Executive Officer of PSB, and Scott M. Cattanach, who is the Chief Financial Officer of PSB, both participate in the plan, along with certain other management-level executives.

Under the terms of the Executive Deferred Compensation Plan, interest has previously been credited on the executive’s deferred compensation account at a rate equal to 100% of the Bank’s return on equity, with a minimum annual interest rate of 5% and a maximum annual interest rate of 15%.  At its December 2013 meeting, the Bank’s board amended the Executive Deferred Compensation Plan to remove any ceiling or floor on the interest that is credited to the executive’s account.  This amendment to the Executive Deferred Compensation Plan will be effective for the plan year beginning January 1, 2014.

Directors’ Deferred Compensation Plan

PSB maintains a deferred compensation program, the 2005 Deferred Compensation Plan, under which directors may elect prior to each January 1 to defer some or all of the fees otherwise payable by PSB and the Bank during the subsequent year.  Amounts deferred become payable in cash in a form as elected by the director with options being a lump sum or in 60 or 120 monthly installments.  During the period following a director’s termination of service, the unpaid balance in a director’s deferral account is credited with interest at a rate of 8% per annum.

The 2005 Directors’ Deferred Compensation Plan has previously provided for interest to be credited at a rate equal to 100% of PSB’s return on equity, with a minimum annual interest crediting rate of 5% and a maximum annual interest crediting rate of 15%.  Effective January 1, 2014, the amended provisions described above for the Bank’s Executive Deferred Compensation Plan (i.e., removing the floor and ceiling for the rate of interest that is credited to a director’s deferred compensation account) will also be effective for the 2005 Directors Deferred Compensation Plan.

PSB had, prior to adopting the 2005 Directors’ Deferred Compensation Plan, maintained a similar deferred compensation program for its directors (the Directors Deferred Compensation Plan).  This plan has not permitted deferrals since January 1, 2005; however, certain PSB directors still maintain deferred compensation account balances under this plan.  Effective January 1, 2014, this plan was also amended to remove the floor and ceiling for the rate of interest that is credited to a director’s deferred compensation account.

Section 8 – Other Events

Item 8.01

Other Events

On December 23, 2013, PSB issued a news release announcing that its board of directors had authorized the repurchase of up to 10,000 shares, or approximately 0.6% of the Company's outstanding common stock. Under the program, repurchases of stock will be made by the Company at a price not to exceed $30.00 per share until March 31, 2014.  The repurchase program is a continuation of similar quarterly repurchase plans undertaken by the Company during 2012 and2013, pursuant to which a total of 20,230 shares have been repurchased. The repurchase program does not obligate PSB to repurchase any dollar amount or number of shares of the company's outstanding common stock.  The repurchase program is expected to continue indefinitely; however, the PSB board of directors reviews the Company's repurchase program on a quarterly basis. A copy of the news release announcing the repurchase program is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 10.1

Form of Notification of Change to Executive Deferred Compensation Agreement

Exhibit 10.2

2005 Directors Deferred Compensation Plan (as amended and restated effective January 1, 2014)

Exhibit 10.3

Directors Deferred Compensation Plan (as amended and restated effective January 1, 2014)

Exhibit 99.1

News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  December 23, 2013

By:

SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated December 17, 2013

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

Exhibit 10.1

Form of Notification of Change to Executive Deferred Compensation Agreement

Exhibit 10.2

2005 Directors Deferred Compensation Plan (as amended and restated effective January 1, 2014)

Exhibit 10.3

Directors Deferred Compensation Plan (as amended and restated effective January 1, 2014)

Exhibit 99.1

News Release